EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2008

(UNAUDITED)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2008

(UNAUDITED)

Page
Consolidated Results:
Income Statement	1
Balance Sheet	2
Capital Ratios	2
Average Balance Sheet and Supplemental Average Balance Sheet Information	3 - 4
Details of Net Interest Income and Net Interest Margin	5
Selected Income Statement Information and Trading Revenue	6
Details of Loans	7
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments	8
Details of Nonperforming Assets	9 - 10
Business Segment Results:
Business Segment Products and Services	11
Summary of Earnings and Revenue	12
Period-end Employees	12
Retail Banking	13 - 15
Corporate & Institutional Banking	16
PFPC	17
Glossary of Terms	18 - 20

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 17, 2008. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (“SEC”) filings.

Sterling Financial Corporation Acquisition

While not reflected in this Financial Supplement, we completed our acquisition of Sterling Financial Corporation (“Sterling”) on April 4, 2008. Sterling shareholders received an aggregate of approximately $224 million in cash and 4.6 million shares of PNC common stock.

Hilliard Lyons Divestiture

On March 31, 2008, we completed the sale of J.J.B. Hilliard, W.L. Lyons, LLC (“Hilliard Lyons”), a Louisville, Kentucky-based wholly-owned subsidiary of PNC and a full-service brokerage and financial services provider, to Houchens Industries, Inc. We recognized an after-tax gain of $23 million in the first quarter of 2008 in connection with this divestiture.

Yardville National Bancorp Acquisition

We completed our acquisition of Yardville National Bancorp (“Yardville”) on October 26, 2007 and our financial results include Yardville from that date. PNC issued approximately 3.4 million shares of PNC common stock and paid approximately $156 million in cash as consideration for the acquisition. PNC converted the Yardville banking charter and financial and customer data onto PNC’s financial and operational systems during March 2008.

Mercantile Acquisition

We completed our acquisition of Mercantile Bankshares Corporation (“Mercantile”) on March 2, 2007 and our financial results include Mercantile from that date. PNC issued approximately 53 million shares of PNC common stock and paid approximately $2.1 billion in cash as consideration for the acquisition. PNC converted the Mercantile banking charters and financial and customer data onto PNC’s financial and operational systems during September 2007.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Interest Income
Loans	$1,071	$1,123	$1,129	$1,084	$896
Securities available for sale	404	398	366	355	310
Other	144	149	132	115	109

Total interest income	1,619	1,670	1,627	1,554	1,315

Interest Expense
Deposits	450	522	531	532	468
Borrowed funds	315	355	335	284	224

Total interest expense	765	877	866	816	692

Net interest income	854	793	761	738	623

Noninterest Income
Fund servicing	228	215	208	209	203
Asset management	212	225	204	190	165
Consumer services	170	179	177	179	157
Corporate services	164	180	198	176	159
Service charges on deposits	82	90	89	92	77
Net securities gains (losses)	41	(1)	(2)	1	(3)
Other	70	(54)	116	128	233

Total noninterest income	967	834	990	975	991

Total revenue	1,821	1,627	1,751	1,713	1,614
Provision for credit losses	151	188	65	54	8
Noninterest Expense
Personnel	544	553	553	544	490
Occupancy	95	95	87	81	87
Equipment	82	84	77	79	71
Marketing	22	29	36	29	21
Other	299	452	346	307	275

Total noninterest expense	1,042	1,213	1,099	1,040	944

Income before income taxes	628	226	587	619	662
Income taxes	251	48	180	196	203

Net income	$377	$178	$407	$423	$459

Earnings Per Common Share
Basic	$1.11	$.53	$1.21	$1.24	$1.49
Diluted	$1.09	$.52	$1.19	$1.22	$1.46

Average Common Shares Outstanding
Basic	339	338	337	342	308
Diluted	342	341	340	346	312

Efficiency	57%	75%	63%	61%	58%
Noninterest income to total revenue	53%	51%	57%	57%	61%
Effective tax rate (a)	40.0%	21.2%	30.7%	31.7%	30.7%

(a)	The effective tax rates are presented on a GAAP basis. The higher effective tax rate for the first quarter of 2008 was due to taxes associated with the gain on the sale of Hilliard Lyons. The lower effective tax rate for the fourth quarter of 2007 was primarily due to lower pretax income in relation to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Assets
Cash and due from banks	$3,934	$3,567	$3,318	$3,177	$3,234
Federal funds sold and resale agreements	2,157	2,729	2,360	1,824	1,604
Other short-term investments, including trading securities	3,987	4,129	3,944	3,667	3,041
Loans held for sale	2,516	3,927	3,004	2,562	2,382
Securities available for sale	28,581	30,225	28,430	25,903	26,475
Loans, net of unearned income of $951, $990, $986, $1,004, and $1,005	70,802	68,319	65,760	64,714	62,925
Allowance for loan and lease losses	(865)	(830)	(717)	(703)	(690)

Net loans	69,937	67,489	65,043	64,011	62,235
Goodwill	8,244	8,405	7,836	7,745	7,739
Other intangible assets	1,105	1,146	1,099	913	929
Equity investments	6,187	6,045	5,975	5,584	5,408
Other	13,343	11,258	10,357	10,265	9,516

Total assets	$139,991	$138,920	$131,366	$125,651	$122,563

Liabilities
Deposits
Noninterest-bearing	$19,176	$19,440	$18,570	$18,302	$18,191
Interest-bearing	61,234	63,256	59,839	58,919	59,176

Total deposits	80,410	82,696	78,409	77,221	77,367
Borrowed funds
Federal funds purchased	5,154	7,037	6,658	7,212	5,638
Repurchase agreements	2,510	2,737	1,990	2,805	2,586
Federal Home Loan Bank borrowings	9,663	7,065	4,772	104	111
Bank notes and senior debt	6,842	6,821	7,794	7,537	4,551
Subordinated debt	5,402	4,506	3,976	4,226	4,628
Other	3,208	2,765	2,263	2,632	2,942

Total borrowed funds	32,779	30,931	27,453	24,516	20,456
Allowance for unfunded loan commitments and letters of credit	152	134	127	125	121
Accrued expenses	3,878	4,330	4,077	3,663	3,864
Other	6,341	4,321	5,095	4,252	4,649

Total liabilities	123,560	122,412	115,161	109,777	106,457

Minority and noncontrolling interests in consolidated entities	2,008	1,654	1,666	1,370	1,367
Shareholders’ Equity
Preferred stock (a)
Common stock—$5 par value Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	2,603	2,618	2,631	2,606	2,520
Retained earnings	11,664	11,497	11,531	11,339	11,134
Accumulated other comprehensive loss	(779)	(147)	(255)	(439)	(162)
Common stock held in treasury at cost: 12, 12, 16, 11, and 7 shares	(829)	(878)	(1,132)	(766)	(517)

Total shareholders’ equity	14,423	14,854	14,539	14,504	14,739

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$139,991	$138,920	$131,366	$125,651	$122,563

Capital Ratios
Tier 1 risk-based (b)	7.7%	6.8%	7.5%	8.3%	8.6%
Total risk-based (b)	11.4	10.3	10.9	11.8	12.2
Leverage (b)	6.8	6.2	6.8	7.3	8.7
Tangible common equity	4.7	4.7	5.2	5.5	5.8
Common shareholders’ equity to assets	10.3	10.7	11.1	11.5	12.0

(a)	Less than $.5 million at each date.
(b)	The ratios as of March 31, 2008 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

	Three months ended
In millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Assets
Interest-earning assets:
Securities available for sale
Residential mortgage-backed	$20,506	$20,592	$19,541	$19,280	$17,198
Commercial mortgage-backed	5,538	4,921	4,177	3,646	3,338
Asset-backed	2,849	2,704	2,454	2,531	1,876
U.S. Treasury and government agencies	90	155	281	344	394
State and municipal	411	306	233	203	162
Other debt	84	52	25	33	79
Corporate stocks and other	494	458	381	383	347

Total securities available for sale	29,972	29,188	27,092	26,420	23,394
Loans, net of unearned income
Commercial	29,147	27,528	26,352	25,845	21,479
Commercial real estate	8,986	8,919	8,272	8,320	5,478
Lease financing	2,484	2,552	2,581	2,566	2,534
Consumer	18,897	18,150	17,954	17,886	16,865
Residential mortgage	9,411	9,605	9,325	8,527	7,173
Other	391	400	393	411	527

Total loans, net of unearned income	69,316	67,154	64,877	63,555	54,056
Loans held for sale	3,607	3,408	2,842	2,611	2,955
Federal funds sold and resale agreements	3,040	2,516	2,163	1,832	2,092
Other	5,384	4,926	4,342	3,606	2,735

Total interest-earning assets	111,319	107,192	101,316	98,024	85,232
Noninterest-earning assets:
Allowance for loan and lease losses	(852)	(749)	(708)	(692)	(612)
Cash and due from banks	3,027	3,089	3,047	2,991	2,945
Other	27,061	25,418	23,977	22,997	19,857

Total assets	$140,555	$134,950	$127,632	$123,320	$107,422

Supplemental Average Balance Sheet Information (Unaudited)

Trading Assets
Securities (a)	$3,872	$3,486	$3,293	$2,144	$1,569
Resale agreements (b)	2,129	1,320	1,267	1,247	820
Financial derivatives (c)	2,808	1,785	1,389	1,221	1,115
Loans at fair value (c)	114	148	164	161	193

Total trading assets	$8,923	$6,739	$6,113	$4,773	$3,697

(a)	Included in “Interest-earning assets-Other” above.
(b)	Included in “Federal funds sold and resale agreements” above.
(c)	Included in “Noninterest-earning assets-Other” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

	Three months ended
In millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Liabilities, Minority and Noncontrolling Interests, and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$25,405	$24,697	$24,151	$23,979	$22,503
Demand	9,580	9,587	9,275	9,494	8,671
Savings	2,625	2,662	2,841	2,988	2,250
Retail certificates of deposit	16,556	16,921	16,563	17,426	15,691
Other time	3,813	1,948	2,748	2,297	1,623
Time deposits in foreign offices	6,026	6,488	4,616	4,220	3,129

Total interest-bearing deposits	64,005	62,303	60,194	60,404	53,867
Borrowed funds
Federal funds purchased	5,564	5,232	6,249	6,102	4,533
Repurchase agreements	2,614	2,875	2,546	2,507	1,858
Federal Home Loan Bank borrowings	8,233	6,339	2,097	106	64
Bank notes and senior debt	6,754	7,676	7,537	5,681	4,182
Subordinated debt	4,649	4,118	4,039	4,466	4,370
Other	4,247	2,353	2,741	2,459	1,813

Total borrowed funds	32,061	28,593	25,209	21,321	16,820

Total interest-bearing liabilities	96,066	90,896	85,403	81,725	70,687
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders’ equity:
Demand and other noninterest-bearing deposits	17,564	18,472	18,211	17,824	15,807
Allowance for unfunded loan commitments and letters of credit	135	127	125	121	126
Accrued expenses and other liabilities	10,690	9,035	8,117	7,655	7,961
Minority and noncontrolling interests in consolidated entities	1,817	1,658	1,414	1,367	893
Shareholders’ equity	14,283	14,762	14,362	14,628	11,948

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$140,555	$134,950	$127,632	$123,320	$107,422

Supplemental Average Balance Sheet Information (Unaudited) (Continued)

Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$64,005	$62,303	$60,194	$60,404	$53,867
Demand and other noninterest-bearing deposits	17,564	18,472	18,211	17,824	15,807

Total deposits	$81,569	$80,775	$78,405	$78,228	$69,674

Transaction deposits	$52,549	$52,756	$51,637	$51,297	$46,981

Common shareholders’ equity	$14,276	$14,755	$14,355	$14,621	$11,941

Trading Liabilities
Securities sold short (a)	$2,127	$1,748	$1,960	$1,431	$1,264
Repurchase agreements and other borrowings (b)	661	630	637	669	363
Financial derivatives (c)	2,856	1,772	1,400	1,230	1,126
Borrowings at fair value (c)	30	39	41	40	39

Total trading liabilities	$5,674	$4,189	$4,038	$3,370	$2,792

(a)	Included in “Borrowed funds-Other” above.
(b)	Included in “Borrowed funds-Repurchase agreements” and “Borrowed funds-Other” above.
(c)	Included in “Accrued expenses and other liabilities” above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income and Net Interest Margin (Unaudited)

Net Interest Income

	Three months ended
In millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Interest income, taxable-equivalent basis
Loans	$1,076	$1,127	$1,134	$1,088	$899
Securities available for sale	405	398	368	355	310
Other	147	152	131	119	112

Total interest income	1,628	1,677	1,633	1,562	1,321

Interest expense
Deposits	450	522	531	532	468
Borrowed funds	315	355	335	284	224

Total interest expense	765	877	866	816	692

Net interest income, taxable-equivalent basis	863	800	767	746	629
Less: Taxable-equivalent adjustment	9	7	6	8	6

Net interest income, GAAP basis	$854	$793	$761	$738	$623

Net Interest Margin

	Three months ended
	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Average yields/rates
Yield on interest-earning assets
Loans	6.18%	6.62%	6.89%	6.81%	6.68%
Securities available for sale	5.41	5.46	5.42	5.37	5.31
Other	4.88	5.51	5.56	5.94	5.83
Total yield on interest-earning assets	5.83	6.19	6.37	6.35	6.23
Rate on interest-bearing liabilities
Deposits	2.82	3.31	3.49	3.52	3.52
Borrowed funds	3.89	4.88	5.22	5.28	5.33
Total rate on interest-bearing liabilities	3.17	3.81	3.99	3.98	3.95

Interest rate spread	2.66	2.38	2.38	2.37	2.28
Impact of noninterest-bearing sources	.43	.58	.62	.66	.67

Net interest margin	3.09%	2.96%	3.00%	3.03%	2.95%

THE PNC FINANCIAL SERVICES GROUP, INC.

Selected Consolidated Income Statement Information and Trading Revenue (Unaudited)

		Three months ended
SELECTED CONSOLIDATED INCOME STATEMENT INFORMATION In millions		March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Description	Income Statement Category
Commercial mortgage loans and commitments held for sale valuations, net of hedges	Other noninterest income	$(177)	$(30)
Trading income (losses) (a)	Other noninterest income	(76)	(10)	$33	$29	$52
Gain on sale of Hilliard Lyons (b)	Other noninterest income	114
Visa redemption gain	Other noninterest income	95
Equity management gains	Other noninterest income	23	21	47	2	32
BlackRock LTIP shares mark-to-market adjustment	Other noninterest income	37	(128)	(50)	(1)	(30)
BlackRock LTIP shares distribution gains	Other noninterest income	3				82
Integration costs	Various	15	79	43	16	13
Visa indemnification liability	Other noninterest expense	(43)	82

(a)     For the first quarter of 2008 and the fourth quarter of 2007, Corporate & Institutional Banking and Retail Banking generated trading income which was more than offset by trading losses in Other, including BlackRock.

(b)     The impact of the gain was $23 million after taxes.

		Three months ended
TRADING REVENUE In millions		March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Net interest income (expense)		$16	$7	$(1)	$1
Noninterest income		(76)	(10)	33	29	$52

Total trading revenue		$(60)	$(3)	$32	$30	$52

Securities underwriting and trading (c)		$(9)	$10	$14	$8	$9
Foreign exchange		16	16	15	13	14
Financial derivatives		(67)	(29)	3	9	29

Total trading revenue		$(60)	$(3)	$32	$30	$52

(c)	Includes changes in fair value for certain loans accounted for at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans (Unaudited)

Period ended - in millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Commercial
Retail/wholesale	$6,298	$5,973	$5,506	$5,388	$5,424
Manufacturing	5,170	4,705	4,609	4,575	4,614
Other service providers	3,563	3,529	3,816	3,726	3,566
Real estate related (a)	5,701	5,425	4,232	4,821	4,741
Financial services	1,390	1,268	1,901	1,587	1,596
Health care	1,605	1,446	1,256	1,266	1,180
Other	5,912	6,261	5,415	4,581	4,617

Total commercial	29,639	28,607	26,735	25,944	25,738

Commercial real estate
Real estate projects	6,448	6,114	5,807	5,767	5,756
Mortgage	2,603	2,792	2,507	2,564	2,597

Total commercial real estate	9,051	8,906	8,314	8,331	8,353

Lease financing	3,464	3,500	3,539	3,587	3,527

Total commercial lending	42,154	41,013	38,588	37,862	37,618

Consumer
Home equity	14,315	14,447	14,366	14,268	14,263
Education	2,024
Automobile	1,533	1,513	1,521	1,962	1,956
Other	2,156	2,366	2,270	1,804	1,769

Total consumer	20,028	18,326	18,157	18,034	17,988

Residential mortgage	9,299	9,557	9,605	9,440	7,960
Other	272	413	396	382	364
Unearned income	(951)	(990)	(986)	(1,004)	(1,005)

Total, net of unearned income	$70,802	$68,319	$65,760	$64,714	$62,925

(a)	Includes loans related to customers in the real estate, rental, leasing and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit, and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Beginning balance	$830	$717	$703	$690	$560
Charge-offs
Commercial	(70)	(60)	(38)	(27)	(31)
Commercial real estate	(11)	(12)	(3)	(1)
Lease financing	(1)
Consumer	(28)	(24)	(17)	(15)	(17)

Total charge-offs	(110)	(96)	(58)	(43)	(48)
Recoveries
Commercial	8	10	5	8	7
Commercial real estate				1
Consumer	4	3	4	2	5

Total recoveries	12	13	9	11	12
Net charge-offs
Commercial	(62)	(50)	(33)	(19)	(24)
Commercial real estate	(11)	(12)	(3)
Lease financing	(1)
Consumer	(24)	(21)	(13)	(13)	(12)

Total net charge-offs	(98)	(83)	(49)	(32)	(36)
Provision for credit losses	151	188	65	54	8
Acquired allowance (a)		15		(5)	142
Net change in allowance for unfunded loan commitments and letters of credit	(18)	(7)	(2)	(4)	16

Ending balance	$865	$830	$717	$703	$690

(a) Amount for the fourth quarter of 2007 related to Yardville and amounts for the first and second quarters of 2007 related to Mercantile.

Net charge-offs to average loans (For the three months ended)	.57%	.49%	.30%	.20%	.27%
Allowance for loan and lease losses to loans	1.22	1.21	1.09	1.09	1.10
Allowance for loan and lease losses to nonperforming loans	159	190	290	322	388

Supplemental Information
Commercial lending net charge-offs (b)	$(74)	$(62)	$(36)	$(19)	$(24)
Consumer lending net charge-offs (c)	(24)	(21)	(13)	(13)	(12)

Total net charge-offs	$(98)	$(83)	$(49)	$(32)	$(36)
Net charge-offs to average loans
Commercial lending	.72%	.63%	.38%	.21%	.33%
Consumer lending	.34	.30	.19	.20	.20

(b) Includes commercial, commercial real estate and equipment lease financing.
(c) Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007

Beginning balance	$134	$127	$125	$121	$120
Acquired allowance—Mercantile					17
Net change in allowance for unfunded loan commitments and letters of credit	18	7	2	4	(16)

Ending balance	$152	$134	$127	$125	$121

Net Unfunded Commitments

In millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Net unfunded commitments	$52,426	$53,347	$52,590	$50,678	$49,263

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Nonaccrual loans
Commercial
Retail/wholesale	$32	$39	$41	$23	$33
Manufacturing	47	35	41	39	36
Other service providers	68	48	38	30	26
Real estate related (a)	63	45	15	9	10
Financial services	16	15	1	1
Health care	4	4	4	5	2
Other	8	7	4	19	14

Total commercial	238	193	144	126	121
Commercial real estate
Real estate projects	251	184	64	59	24
Mortgage	22	28	11	3	1

Total commercial real estate	273	212	75	62	25
Consumer	19	17	15	14	14
Residential mortgage	10	10	10	14	16
Lease financing	3	3	3	2	2

Total nonaccrual loans	543	435	247	218	178
Restructured loans	2	2

Total nonperforming loans	545	437	247	218	178
Foreclosed and other assets
Residential mortgage	21	16	16	12	11
Lease financing	11	11	12	12	12
Other	10	14	11	4	3

Total foreclosed and other assets	42	41	39	28	26

Total nonperforming assets (b) (c)	$587	$478	$286	$246	$204

Nonperforming loans to total loans	.77%	.64%	.38%	.34%	.28%
Nonperforming assets to total loans and foreclosed assets	.83	.70	.43	.38	.32
Nonperforming assets to total assets	.42	.34	.22	.20	.17

(a) Includes loans related to customers in the real estate, rental, leasing and construction industries.
(b) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million at September 30, 2007, June 30, 2007 and March 31, 2007):	$5	$4	$12	$13	$15
(c) Excludes loans held for sale carried at lower of cost or market value (amounts include troubled debt restructured assets of $21 million at March 31, 2008):	$35	$25	$7	$17	$18

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Change in Nonperforming Assets

In millions	Three months ended
January 1, 2008	$478
Transferred in	274
Principal activity including payoffs	(46)
Charge-offs/valuation adjustments	(87)
Returned to performing	(30)
Asset sales	(2)

March 31, 2008	$587

Largest Individual Nonperforming Assets at March 31, 2008 - in millions (b)

Ranking	Outstandings	Industry
1	$20	Construction
2	19	Construction
3	13	Construction
4	13	Construction
5	13	Finance and Insurance
6	12	Construction
7	11	Transportation and Warehousing
8	11	Construction
9	11	Construction
10	10	Construction

Total	$133

As a percent of total nonperforming assets	21%

(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.

Business Segment Products and Services (Unaudited)

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.9 million consumer and small business customers within our primary geographic markets. Our customers are serviced through approximately 1,100 offices in our branch network, the call center located in Pittsburgh, and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania, New Jersey, Washington, D.C., Maryland, Virginia, Ohio, Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC and, prior to March 31, 2008, J.J.B. Hilliard, W.L. Lyons, Inc. (“Hilliard Lyons”). On March 31, 2008, PNC sold Hilliard Lyons to Houchens Industries, Inc.

Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. We also provide commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the largest publicly traded investment management firms in the United States with $1.364 trillion of assets under management at March 31, 2008. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of fixed income, cash management, equity and balanced and alternative investment separate accounts and funds. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services globally to institutional investors. At March 31, 2008, PNC’s ownership interest in BlackRock was approximately 33.4%.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, subaccounting, and distribution. Financial advisor services include managed accounts and information management. PFPC serviced $2.6 trillion in total assets and 76 million shareholder accounts as of March 31, 2008 both domestically and internationally through its Ireland and Luxembourg operations.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Segment Earnings and Revenue (Unaudited)

	Three months ended
In millions (a) (b)	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Earnings
Retail Banking	$221	$215	$250	$227	$201
Corporate & Institutional Banking	2	91	87	122	132
PFPC	30	32	33	32	31
Other, including BlackRock (b)	124	(160)	37	42	95

Total consolidated net income	$377	$178	$407	$423	$459

Revenue (c)
Retail Banking	$1,121	$999	$985	$978	$839
Corporate & Institutional Banking	242	399	388	381	370
PFPC (d)	228	214	209	208	200
Other, including BlackRock (b)	239	22	175	154	211

Total consolidated revenue	$1,830	$1,634	$1,757	$1,721	$1,620

(a)	Our business information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.

(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 will provide additional business segment disclosures for BlackRock. Generally, PNC’s business segment earnings from BlackRock can be estimated by multiplying our approximately 33.4% ownership interest by BlackRock’s reported GAAP earnings, less the additional income taxes recorded by PNC on those earnings. The effective tax rate on those earnings is typically different than PNC’s consolidated effective tax rate due to the tax treatment of dividends received, if any, from BlackRock. PNC’s effective tax rate on its earnings from BlackRock for the first quarter of 2008 was approximately 25.2%.

(c)	Business revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP in the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	Three months ended
	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Total consolidated revenue, book (GAAP) basis	$1,821	$1,627	$1,751	$1,713	$1,614
Taxable-equivalent adjustment	9	7	6	8	6

Total consolidated revenue, taxable-equivalent basis	$1,830	$1,634	$1,757	$1,721	$1,620

(d)	PFPC revenue represents the sum of servicing revenue and nonoperating income (expense) less debt financing costs.

	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Period-end Employees
Full-time employees:
Retail Banking	11,014	12,036	11,753	11,804	11,838
Corporate & Institutional Banking	2,218	2,290	2,267	2,084	2,038
PFPC	4,865	4,784	4,504	4,522	4,400
Other
Operations & Technology	4,426	4,379	4,243	4,501	4,493
Staff Services	1,969	1,991	2,044	2,115	2,059

Total Other	6,395	6,370	6,287	6,616	6,552

Total full-time employees	24,492	25,480	24,811	25,026	24,828
Total part-time employees	2,843	2,840	2,823	3,028	2,867

Total employees	27,335	28,320	27,634	28,054	27,695

The period-end employee statistics disclosed for each business reflect staff directly employed by the respective business and exclude operations, technology and staff services employees. Yardville employees are included in the Retail Banking, Corporate & Institutional Banking, and Other businesses at March 31, 2008 and December 31, 2007. PFPC statistics are provided on a legal entity basis. Statistics at March 31, 2008 exclude Hilliard Lyons employees.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

	Three months ended
Taxable-equivalent basis (a) Dollars in millions	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007

INCOME STATEMENT
Net interest income	$499	$543	$535	$535	$452
Noninterest income	622	456	450	443	387

Total revenue	1,121	999	985	978	839
Provision for credit losses	104	70	8	37	23
Noninterest expense	581	587	577	579	496

Pretax earnings	436	342	400	362	320
Income taxes	215	127	150	135	119

Earnings	$221	$215	$250	$227	$201

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$14,366	$14,417	$14,296	$14,237	$13,881
Indirect	2,026	2,031	2,033	2,036	1,480
Education	844	108	110	106	115
Other consumer	1,636	1,580	1,500	1,490	1,375

Total consumer	18,872	18,136	17,939	17,869	16,851
Commercial and commercial real estate	14,393	14,020	13,799	13,678	8,201
Floor plan	1,020	983	939	1,037	952
Residential mortgage	2,440	2,500	2,050	2,038	1,781
Other	208	225	230	235	233

Total loans	36,933	35,864	34,957	34,857	28,018
Goodwill and other intangible assets	5,945	5,792	5,703	5,737	2,942
Loans held for sale	1,131	1,572	1,567	1,554	1,562
Other assets	1,847	2,487	2,848	2,626	1,927

Total assets	$45,856	$45,715	$45,075	$44,774	$34,449

Deposits
Noninterest-bearing demand (b)	$10,458	$10,967	$11,191	$11,065	$8,871
Interest-bearing demand	9,237	9,173	8,869	9,097	8,354
Money market	17,732	17,328	17,020	17,100	15,669

Total transaction deposits	37,427	37,468	37,080	37,262	32,894
Savings	2,609	2,651	2,831	2,981	2,243
Certificates of deposit	16,321	16,768	16,502	17,531	15,738

Total deposits	56,357	56,887	56,413	57,774	50,875
Other liabilities	545	577	540	679	708
Capital	3,638	3,626	3,595	3,724	3,287

Total funds	$60,540	$61,090	$60,548	$62,177	$54,870

PERFORMANCE RATIOS
Return on average capital	24%	24%	28%	24%	25%
Noninterest income to total revenue	55	46	46	45	46
Efficiency	52	59	59	59	59

(a)	See notes (a) and (c) on page 12.
(b)	Average balance for the first quarter of 2008 reflects a transfer of $140 million to the Corporate & Institutional Banking business segment.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions except as noted	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
OTHER INFORMATION (a) (b)
Credit-related statistics:
Nonperforming assets	$259	$225	$137	$140	$123
Net charge-offs (c)	$84	$45	$34	$25	$27
Annualized net charge-off ratio (c)	.91%	.50%	.39%	.29%	.39%

Other statistics:
Full-time employees	11,014	12,036	11,753	11,804	11,838
Part-time employees	2,322	2,309	2,248	2,360	2,224
ATMs	3,903	3,900	3,870	3,917	3,862
Branches (d)	1,096	1,109	1,072	1,084	1,077
Gains on sales of education loans (e)		$4	$12	$5	$3

ASSETS UNDER ADMINISTRATION (in billions) (f)
Assets under management
Personal	$46	$53	$57	$55	$54
Institutional	19	20	20	22	22

Total	$65	$73	$77	$77	$76

Asset Type
Equity	$36	$42	$44	$43	$41
Fixed income	17	18	20	20	20
Liquidity/Other	12	13	13	14	15

Total	$65	$73	$77	$77	$76

Nondiscretionary assets under administration
Personal	$30	$30	$31	$30	$31
Institutional	81	83	81	81	80

Total	$111	$113	$112	$111	$111

Asset Type
Equity	$46	$49	$50	$47	$42
Fixed income	27	28	27	28	28
Liquidity/Other	38	36	35	36	41

Total	$111	$113	$112	$111	$111

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio and gains on sales of education loans. Information as of March 31, 2008 excludes Hilliard Lyons, which was sold as of that date.
(b)	Amounts subsequent to October 26, 2007 include the impact of Yardville.
(c)	Increase in the first quarter of 2008 relates to the impact of aligning small business and consumer loan charge-off policies.
(d)	Excludes certain satellite branches that provide limited products and service hours.
(e)	Included in “Noninterest income” on page 13.
(f)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Dollars in millions except as noted	March 31 2008	December 31 2007 (b)	September 30 2007	June 30 2007 (b)	March 31 2007 (b)
OTHER INFORMATION (a) (b)
Home equity portfolio credit statistics:
% of first lien positions (c)	39%	39%	39%	42%	43%
Weighted average loan-to-value ratios (c)	72%	73%	72%	70%	70%
Weighted average FICO scores (d)	725	727	726	727	726
Annualized net charge-off ratio	.35%	.26%	.16%	.18%	.18%
Loans 90 days past due	.42%	.37%	.30%	.26%	.25%

Checking-related statistics:
Retail Banking checking relationships	2,305,000	2,272,000	2,275,000	1,967,000	1,962,000
Consumer DDA households using online banking	1,128,000	1,091,000	1,050,000	975,000	960,000
% of consumer DDA households using online banking	55%	54%	52%	55%	54%
Consumer DDA households using online bill payment	723,000	667,000	604,000	505,000	450,000
% of consumer DDA households using online bill payment	35%	33%	30%	29%	25%

Small business loans and managed deposits:
Small business loans	$13,778	$13,049	$13,157	$5,410	$5,284
Managed deposits:
On-balance sheet
Noninterest-bearing demand (e)	$5,946	$5,994	$6,119	$4,250	$4,284
Interest-bearing demand	1,911	1,873	2,027	1,505	1,517
Money market	3,398	3,152	3,389	2,595	2,635
Certificates of deposit	1,030	1,068	1,070	584	681
Off-balance sheet (f)
Small business sweep checking	2,976	2,780	2,823	1,933	1,827

Total managed deposits	$15,261	$14,867	$15,428	$10,867	$10,944

Brokerage statistics:
Margin loans		$151	$161	$162	$166
Financial consultants (g)	387	769	765	767	757
Full service brokerage offices	24	100	100	99	99
Brokerage account assets (billions)	$18	$48	$49	$47	$46

(a)	Presented as of period-end, except for the annualized net charge-off ratio, which is for the three months ended. Information as of March 31, 2008 excludes Hilliard Lyons, which was sold as of that date.
(b)	This information excludes the impact of acquisitions between PNC’s acquisition date and the date of conversion of the acquired companies’ data onto PNC’s financial and operational systems because such information was not available prior to the conversion date. Therefore, information presented above as of June 30, 2007 and March 31, 2007 excludes the impact of Mercantile, which PNC acquired effective March 2, 2007 and converted during September 2007. Similarly, information presented above as of December 31, 2007 (except “Brokerage statistics”) excludes the impact of Yardville, which PNC acquired effective October 26, 2007 and converted during March 2008.
(c)	Includes loans from acquired portfolios for which lien position and loan-to-value information was limited.
(d)	Represents the most recent FICO scores we have on file.
(e)	Average balance for the first quarter of 2008 reflects a transfer of $140 million to the Corporate & Institutional Banking business segment.
(f)	Represents small business balances. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.
(g)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

	Three months ended
Taxable-equivalent basis (a) Dollars in millions except as noted	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007

INCOME STATEMENT
Net interest income	$241	$237	$204	$194	$183
Noninterest income
Corporate service fees	123	137	161	139	127
Other	(122)	25	23	48	60

Noninterest income	1	162	184	187	187

Total revenue	242	399	388	381	370
Provision for (recoveries of) credit losses	49	69	55	17	(16)
Noninterest expense	215	222	211	192	193

Pretax earnings (loss)	(22)	108	122	172	193
Income taxes (benefit)	(24)	17	35	50	61

Earnings	$2	$91	$87	$122	$132

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$11,333	$10,747	$10,108	$9,766	$9,068
Commercial real estate	5,146	4,938	4,538	4,537	3,569
Commercial - real estate related	2,902	2,637	2,347	2,299	2,270
Asset-based lending	4,974	4,748	4,601	4,525	4,501

Total loans (b)	24,355	23,070	21,594	21,127	19,408
Goodwill and other intangible assets	2,191	2,232	2,085	1,837	1,544
Loans held for sale	2,418	1,781	1,207	982	1,302
Other assets	6,281	4,641	4,544	4,531	4,244

Total assets	$35,245	$31,724	$29,430	$28,477	$26,498

Deposits
Noninterest-bearing demand	$7,481	$7,851	$7,238	$6,953	$7,083
Money market	5,026	4,995	4,960	4,653	4,530
Other	2,029	1,818	1,436	1,113	926

Total deposits	14,536	14,664	13,634	12,719	12,539
Other liabilities	5,679	4,452	3,109	2,960	2,850
Capital	2,462	2,357	2,132	2,050	2,064

Total funds	$22,677	$21,473	$18,875	$17,729	$17,453

PERFORMANCE RATIOS
Return on average capital		15%	16%	24%	26%
Noninterest income to total revenue		41	47	49	51
Efficiency	89%	56	54	50	52

COMMERCIAL MORTGAGE SERVICING PORTFOLIO (in billions)
Beginning of period	$243	$244	$222	$206	$200
Acquisitions/additions	5	8	36	28	16
Repayments/transfers	(4)	(9)	(14)	(12)	(10)

End of period (c)	$244	$243	$244	$222	$206

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$133	$131	$121	$114	$110
Capital Markets	$76	$74	$73	$76	$67
Commercial mortgage loans and commitments held for sale valuations, net of hedges (e)	$(177)	$(30)
Other commercial mortgage banking activities	$81	$76	$66	$67	$73

Commercial mortgage banking activities, including valuation adjustments	$(96)	$46	$66	$67	$73
Total loans (f)	$24,981	$23,861	$22,455	$21,662	$21,193
Nonperforming assets (f)	$317	$243	$141	$100	$77
Net charge-offs	$15	$39	$15	$7	$9
Full-time employees (f)	2,218	2,290	2,267	2,084	2,038
Net carrying amount of commercial mortgage servicing rights (c) (f)	$678	$694	$708	$493	$487

(a)	See notes (a) and (c) on page 12.
(b)	Includes lease financing.
(c)	Amounts at March 31, 2008, December 31, 2007 and September 30, 2007 include the impact of the July 2, 2007 acquisition of ARCS Commercial Mortgage.
(d)	Represents consolidated PNC amounts.
(e)	Included in other noninterest income above.
(f)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

	Three months ended
Dollars in millions except as noted	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
INCOME STATEMENT
Servicing revenue (b)	$238	$223	$216	$216	$208
Operating expense (b)	181	167	159	158	153

Operating income	57	56	57	58	55
Debt financing	11	10	9	9	10
Nonoperating income (c)	1	1	2	1	2

Pretax earnings	47	47	50	50	47
Income taxes	17	15	17	18	16

Earnings	$30	$32	$33	$32	$31

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,311	$1,315	$1,002	$1,005	$1,008
Other assets	1,388	1,161	1,169	1,395	1,370

Total assets	$2,699	$2,476	$2,171	$2,400	$2,378

Debt financing	$986	$989	$702	$734	$760
Other liabilities	1,070	865	878	1,109	1,091
Shareholder’s equity	643	622	591	557	527

Total funds	$2,699	$2,476	$2,171	$2,400	$2,378

PERFORMANCE RATIOS
Return on average equity	19%	21%	23%	24%	25
Operating margin (d)	24	25	26	27	26

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions)(e)
Domestic	$875	$869	$806	$765	$731
Offshore	125	121	116	103	91

Total	$1,000	$990	$922	$868	$822

Asset type (in billions)(e)
Money market	$413	$373	$328	$286	$280
Equity	358	390	377	373	352
Fixed income	128	123	117	118	111
Other	101	104	100	91	79

Total	$1,000	$990	$922	$868	$822

Custody fund assets (in billions)	$476	$500	$497	$467	$435

Shareholder accounts (in millions)
Transfer agency	19	19	19	20	18
Subaccounting	57	53	51	50	50

Total	76	72	70	70	68

OTHER INFORMATION
Period-end full-time employees	4,865	4,784	4,504	4,522	4,400

(a)	See note (a) on page 12.
(b)	Certain out-of-pocket expense items which are then client billable are included in both servicing revenue and operating expense above, but offset each other entirely and therefore have no net effect on operating income. Distribution revenue and expenses which relate to 12b-1 fees that PFPC receives from certain fund clients for the payment of marketing, sales and service expenses also entirely offset each other, but are netted for presentation purposes above.
(c)	Net of nonoperating expense.
(d)	Total operating income divided by servicing revenue.
(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale by reducing the carrying amount by the allowance for loan losses associated with such loan or if the market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that a business segment should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Efficiency - Noninterest expense divided by the sum of net interest income (GAAP basis) and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest income from loans and deposits - A management accounting assessment, using funds transfer pricing methodology, of the net interest contribution from loans and deposits.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income (GAAP basis) and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Notional amount - A number of currency units, shares, or other units specified in a derivatives contract.

Operating leverage - The period to period percentage change in total revenue (GAAP basis) less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

THE PNC FINANCIAL SERVICES GROUP, INC.

Glossary of Terms (Continued)

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (net of eligible deferred taxes), and excluding loan servicing rights, divided by period-end assets less goodwill and other intangible assets (net of eligible deferred taxes), and excluding loan servicing rights.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets (net of eligible deferred taxes), less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for Tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying subordinated debt and trust preferred securities, other minority interest not qualified as Tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.